Exhibit 4.b

                                                      Executed in 6 Parts
                                                      Counterpart No. (   )


                              NATIONAL EQUITY TRUST

                           TOP TEN PORTFOLIO SERIES 38

                            REFERENCE TRUST AGREEMENT

      This Reference Trust Agreement dated November 20, 2002 among Prudential Investment Management Services LLC, as Depositor, Prudential Securities Incorporated, as Portfolio Supervisor, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "National Equity Trust, Trust Indenture and Agreement" (the "Basic Agreement") dated February 2, 2000. Such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument (the "Indenture").

                                WITNESSETH THAT:

      In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows: Part I.

                     STANDARD TERMS AND CONDITIONS OF TRUST

      Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

      A. Article I, entitled "Definitions," shall be amended as follows:

            (i) Section 1.01-Definitions shall be amended to add the following definition at the end thereof:

      "Portfolio Supervisor" of the Trust shall have the meaning assigned to it in Part II of the Reference Trust Agreement.

      B. Article III, entitled "Administration of Trust," shall be amended as follows:

            (i) The third paragraph of Section 3.05-Distribution shall be amended by deleting any reference to Depositor and replacing it with Portfolio Supervisor.

            (ii) Section 3.14-Deferred Sales Charge shall be amended to add the following sentences at the end thereof:

            "References to Deferred Sales Charge in this Trust Indenture and Agreement shall include any Creation and Development Fee indicated in the prospectus for a Trust. The Creation and Development Fee shall be payable on each date so designated and in an amount determined as specified in the prospectus for a Trust."

      C. Article VIII, entitled "Depositor," shall be amended as follows:

            (i) Section 8.07-Compensation shall be amended by deleting any reference to Depositor and replacing it with Portfolio Supervisor.

      D. Article IX, entitled "Additional Covenants; Miscellaneous Provisions," shall be amended as follows:

            (i) The first sentence of Section 9.05 - Written Notice shall be amended by deleting the language "Prudential Securities Incorporated at One Seaport Plaza, New York, New York 10292" and replacing it with "Prudential Investment Management LLC at 100 Mulberry Street, Gateway Center Three, Newark, New Jersey 07102".

                                    Part II.

                      SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

      A. The Trust is denominated National Equity Trust, Top Ten Portfolio Series 38.

      B. The Units of the Trust shall be subject to a deferred sales charge.

      C. The publicly traded stocks listed in Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in Trust under this Indenture as of the date hereof.

      D. The term "Depositor" shall mean Prudential Investment Management Services LLC.

      E. The term "Portfolio Supervisor" shall mean Prudential Securities Incorporated.

      F. The aggregate number of Units referred to in Sections 2.03 and 9.01 of the Basic Agreement is 125,000 as of the date hereof.

      G. A Unit of the Trust is hereby declared initially equal to 1/125,000th of the Trust.

      H. The term "First Settlement Date" shall mean November 26, 2002.

      I. The terms "Computation Day" and "Record Date" mean on the tenth day of February 2003, May 2003, August 2003, and November 2003.

      J. The term "Distribution Date" shall mean on the twenty-fifth day of February 2003, May 2003, August 2003, and November 2003.

      K. The term "Termination Date" shall mean December 18, 2003.

      L. The Trustee's Annual Fee shall be $.90 (per 1,000 Units) for 49,999,999 and below units outstanding $.84 (per 1,000 Units) on the next 50,000,000 Units, $.78 (per 1,000 Units) on the next 100,000,000 Units, and $.66 (per 1,000 Units)
on Units in excess of 200,000,000 Units. In calculating the Trustee's annual fee, the fee applicable to the number of units outstanding shall apply to all units outstanding.

      M. The Portfolio Supervisor's portfolio supervisory service fee shall be $.25 per 1,000 Units.

               [Signatures and acknowledgments on separate pages]

The Schedule of Portfolio Securities in Part A of the prospectus included in this Registration Statement for National Equity Trust, Top Ten Portfolio Series 38 is hereby incorporated by reference herein as Schedule A hereto.

                                            PRUDENTIAL INVESTMENT MANAGEMENT
                                            SERVICES LLC,
                                            (Depositor)

                                            By /s/ Richard R. Hoffmann
                                               ---------------------------------
                                                   Richard R. Hoffmann
                                                   Vice President


                                            PRUDENTIAL SECURITIES INCORPORATED
                                            (Portfolio Supervisor)

                                            By /s/ Richard R. Hoffmann
                                               ---------------------------------
                                                   Richard R. Hoffmann
                                                   Vice President

                                            THE BANK OF NEW YORK
                                            Trustee


                                            By: /s/ Brian Aarons
                                               ---------------------------------
                                                   Brian Aarons
                                                   Title: Vice President

(SEAL)

ATTEST:

By: /s/ Dorothy Alencastro
    -------------------------------------
        Dorothy Alencastro
        Title: Assistant Vice President


STATE OF NEW YORK  )
                      : ss.:
COUNTY OF NEW YORK )

     I, Emanuel Lytle, Jr., a Notary Public in and for the said County in the state aforesaid, do hereby certify that Brian Aarons and Dorothy Alencastro personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be a Vice President and Assistant Vice President, respectively of The Bank of New York, appeared before me this day in person, and acknowledged that they signed, sealed with a corporate seal of The Bank of New York, and delivered the said instrument as their free and voluntary act as such Vice President and Assistant Vice President, respectively, and as the free and voluntary act of The Bank of New York, for the uses and purposes therein set forth.

     GIVEN, under my hand and notarial seal this 20th day of November, 2002.

                                          /s/  Emanuel Lytle, Jr.
                                          -------------------------------
                                               Emanuel Lytle, Jr.
                                               Notary Public

(SEAL)